Exhibit 4.1

TAKE-TWO INTERACTIVE SOFTWARE, INC.

and

THE BANK OF NEW YORK MELLON, Trustee

Indenture

Dated as of April 14, 2022

Debt Securities

CROSS -REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310

through 318, inclusive, of the Trust Indenture Act of 1939:

TIA Section		Indenture Section
310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	6.10
	(b)	6.8; 6.10
	(c)	N.A.
311	(a)	6.11
	(b)	6.11
	(c)	N.A.
312	(a)	2.6
	(b)	10.3
	(c)	10.3
313	(a)	6.6
	(b)(1)	N.A.
	(b)(2)	6.6
	(c)	6.6
	(d)	6.6
314	(a)	3.4
	(b)	N.A.
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.5
	(f)	N.A.
315	(a)	6.1
	(b)	6.5
	(c)	6.1
	(d)	6.1
	(e)	5.11
316	(a)(last sentence)	2.10
	(a)(1)(A)	5.5
	(a)(1)(B)	5.4
	(a)(2)	N.A.
	(b)	5.7
	(c)	N.A.
317	(a)(1)	5.8
	(a)(2)	5.9
	(b)	2.4
318	(a)	10.1
	(b)	N.A.
	(c)	N.A.

N.A. means “Not Applicable.”

Note: This Cross -Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

- ii -

- iii -

- iv -

- v -

INDENTURE, dated as of April 14, 2022, between Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking association (the “Trustee”).

WHEREAS, the Company desires to issue debt securities in one or more series from time to time hereunder in an unlimited aggregate principal amount; and

WHEREAS, the Trustee desires to act as Trustee with respect to such securities;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of such securities or of series thereof:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means, with respect to any Series of Securities, any Registrar, Paying Agent, authenticating agent, co-registrar or additional paying agent appointed pursuant to this Indenture with respect to such Series.

“Board of Directors” means the Board of Directors of the Company or any authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means for a particular series, any day except a Saturday, Sunday or a Legal Holiday in The City of New York on which banking institutions, or a place of payment, are authorized or required by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the terms and conditions of this Indenture and thereafter means the successor.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” means any interest on any Security which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, such Defaulted Interest to accrue (except as otherwise provided in accordance with Section 2.1) at the same rate per annum as interest accrued or accreted, as the case may be, on the Business Day immediately preceding such Interest Payment Date.

“Depository” means The Depository Trust Company, its nominees, and their respective successors until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of the Indenture, consistently applied.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of any Person means, without duplication, (i) the principal in respect of indebtedness of such Person for money borrowed and; (ii) the rental obligations under any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; (iii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) and (ii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; and (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation on any date of determination being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Indebtedness of any Person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above and, with respect to any contingent obligations at such date, the maximum liability determined by such Person’s board of directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

“Indenture” means, with respect to each Series of Securities, this Indenture as originally executed or as it is amended or supplemented from time to time by one or more indentures supplemental hereto entered into in accordance with the applicable provisions hereof or Officers’ Certificates delivered pursuant to Section 2.1 hereof, and shall include the terms of each particular Series of Securities established as contemplated by Section 2.1.

“Interest Payment Date” means, with respect to any Series, the stated maturity of an installment of interest on the Securities of such Series.

“Lien” means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Officer” means the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller or Principal Accounting Officer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the General Counsel, any President or any Vice President. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e), if applicable.

“Opinion of Counsel” means a written opinion from legal counsel which opinion is acceptable to the Trustee. The counsel, if so acceptable to the Trustee, may be an employee of or counsel to the Company. Each such Opinion of Counsel may rely upon an Officers’ Certificate as to factual matters and shall include the statements provided for in TIA Section 314(e), if applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

With respect to a Security, the term “principal” means the principal of the Security plus, if applicable, the premium on the Security due on the Stated Maturity or on a Redemption Date.

“Redemption Date” means, when used with respect to any Security of any Series to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security of any Series to be redeemed, the price specified in such Security at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee who customarily performs functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, such other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means unsecured debentures, notes or other evidence of indebtedness of the Company that are issued under and pursuant to the terms of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Subsidiary” means, as applied to any Person, any corporation, partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date first above written, except as provided in Section 8.3.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to the Securities of that Series.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable before the Stated Maturity thereof.

“Voting Shares,” with respect to any corporation, means the Capital Stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 1.2 Other Definitions.

TERM	DEFINED IN SECTION
“Additional Securities”	2.1
“Bankruptcy Law”	5.1
“Custodian”	5.1
“Event of Default”	5.1
“Global Securities”	2.2
“Legal Holiday”	10.7
“Notice of Default”	5.1
“Paying Agent”	2.4
“Registrar”	2.4
“Series”	2.1
“Successor Corporation”	4.1	(i	)

SECTION 1.3 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder or Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the indenture securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by the TIA.

SECTION 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “generally accepted accounting principles” means, and any accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with, GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) “including” means “including, without limitation”;

(g) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

(h) the principal amount of any non-interest bearing or other discount Security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with generally accepted accounting principles;

(i) a reference to any law or statute or component thereof includes reference to such law or statute as amended, re-enacted or replaced from time to time or any successor law or statute thereto, and any rule or regulation promulgated thereunder; and

(j) the principal amount (if any) of any Preferred Stock shall be the greatest of (x) the stated value, (y) the redemption price or (z) the liquidation preference of such Preferred Stock.

ARTICLE II

THE SECURITIES

SECTION 2.1 Securities Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. Securities may be issued hereunder in one or more series, the Securities of each series (a “Series”) shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officers’ Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. Securities of any one Series need not be issued at the same time and, unless specifically provided otherwise, a Series may be reopened, without the consent of the Holders, from time to time for issuances of Additional Securities.

Securities issued hereunder shall be issued pursuant to authority granted by or pursuant to a Board Resolution and, prior to the issue hereunder of the first Securities of a Series, the Company shall set forth in an Officers’ Certificate, or establish in one or more indentures supplemental hereto, such of the following terms as shall be applicable to such Series:

(a) the title, including CUSIP number and, if applicable, ISIN and Common Code numbers, of the Series (which shall distinguish the Securities of such Series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or for replacement of, or in lieu of, other Securities of the Series pursuant to Sections 2.7, 2.8, 2.11, 8.5 or 9.6);

(c) the date or dates on which the principal of the Securities of the Series are payable;

(d) the rate or rates, or the method of determination thereof, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the record dates for the determination of Holders to whom interest is payable, and the basis for computing such interest if other than a 360-day year consisting of twelve 30-day months;

(e) the place or places where the principal of, and interest on Securities of the Series shall be payable;

(f) the right or obligation, if any, of the Company to redeem, purchase or repay the Securities of such Series pursuant to any right to do so contained in the Securities or pursuant to sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(g) the authorized denominations in which the Securities of such Series shall be issuable, if other than $2,000 and integral multiples of $1,000 thereafter;

(h) if other than the principal amount thereof, the portion of the principal amount of the Securities of such Series which shall be payable upon the acceleration of the maturity thereof pursuant to Section 5.2;

(i) any Events of Default or covenants with respect to the Securities of such Series, if not set forth in this Indenture;

(j) if other than those named herein, any other depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to such Series;

(k) the stock exchanges or securities associations, if any, on which the Securities will be listed or quoted and related information, including the office or agency appointed by the Company pursuant to Sections 2.4 and 3.2 and any Paying Agent or Registrar appointed pursuant to the requirements of such stock exchange or securities association;

(l) any applicable restrictions on the transfer of any of the Securities of such Series;

(m) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or interest, if any, on any Securities of the Series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(n) if applicable, the terms of any right or obligation to convert Securities of the Series into, or to exchange Securities of the Series for, shares of Common Stock or other securities or property;

(o) whether the Securities of the Series are subject to defeasance under Section 7.4, including any modification of the provisions of Sections 7.4, 7.5, 7.6, 7.7 or 7.8, or such other means of satisfaction and discharge as may be specified for a Series in addition to or in lieu of the provisions of Section 7.1, 7.2 or 7.3;

(p) Whether the Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities, the Depository for the Series, if other than The Depository Trust Company or its successors, and any circumstances in addition to or in lieu of those set forth in Section 2.7 in which any Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depository for such Global Security or a nominee thereof;

(q) the classification of the Securities as senior or subordinated and, if applicable, the subordination provisions that will apply to subordinated Securities;

(r) procedures, if any, for the transfer of beneficial interest in the Securities of that Series that are different from, or in addition to, the procedures set forth herein;

(s) the circumstances, if any, and the terms and conditions, if any, upon which additional amounts may be owed; and

(t) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture).

Additional Securities of the same Series (“Additional Securities”) may be issued from time to time subsequent to the original issue date of any Securities of such Series following the receipt by the Trustee of an Officers’ Certificate pertaining to such Additional Securities, which Officers’ Certificate will identify the Series to which such Additional Securities belongs and the issue date and aggregate principal amount of such Additional Securities. Any such Additional Securities shall be issued on original issue as provided in Section 2.3.

Additional Securities, together with each prior and subsequent Securities of the same Series, shall constitute one and the same Series of Securities for all purposes under this Indenture.

SECTION 2.2 Form and Dating.

The Securities shall be in substantially such form or forms as shall be provided in a Board Resolution, supplemental indenture or Officers’ Certificate, with such appropriate insertions, omissions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon, as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or securities association rule or usage. Each Security shall be dated the date of its authentication.

The Trustee’s certificate of authentication shall be substantially in the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
The Bank of New York Mellon, as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:	Dated:

Authorized Signatory

Securities issued in the form of one or more permanent global Securities in registered form, substantially in the form as above recited (the “Global Securities”) shall be deposited with or on behalf of the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Security shall bear the global securities legend substantially in the form set forth in Exhibit A hereto and such legend or legends as may be required or reasonably requested by the Depository.

The aggregate principal amount of the Global Securities may from time to time be increased or decreased, as applicable, by adjustments made on the records of the Depository or its nominee and the Trustee, as custodian for the Depository, at any time prior to cancellation, if, in accordance with this Indenture and the Securities (including any applicable restrictions on transfer) any beneficial interest in a Global Security is (a) exchanged for definitive registered Securities, (b) redeemed, (c) repurchased, (d) cancelled, or (e) exchanged for a beneficial interest in another Global Security.

The definitive registered Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange or securities association on which the Securities may be listed or quoted, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.3 Execution and Authentication.

An Officer shall sign the Securities for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or electronic signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities upon a written order of the Company. Such order shall specify the Series and the amount of the Securities to be authenticated and the date on which such Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time is unlimited. In authenticating such Securities and in accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in conclusively relying upon, an Opinion of Counsel to the effect that,

(a) the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(b) the terms of such Securities have been established in conformity with the provisions of this Indenture and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities have been satisfied; and

(c) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Trustee shall initially act as authenticating agent and may subsequently appoint another Person acceptable to the Company as authenticating agent to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. Provided that the authentication agent has entered into an agreement with the Company concerning the authentication agent’s duties, the Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such Person in accordance with this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

The Securities shall be issued only in registered form without coupons.

SECTION 2.4 Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar, provided that there shall only be one register for each Series of Securities. So long as a Series of Securities is listed or quoted on a stock exchange or securities association, the Company shall maintain a co-registrar and a co-paying agent in such other locations, if any, as such stock exchange or securities association shall require.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee in writing of the name and address of any such agent and any change in the address of such agent. If the Company appoints the Trustee as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.5 Paying Agent To Hold Money in Trust.

On or prior to 10:00 a.m., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum of money denominated in the currency of such payment, in immediately available funds, sufficient to pay such principal and interest in funds available when such becomes due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Securityholders. If the Company defaults in its obligation to deposit funds for the payment of principal and interest the Trustee may, during the continuation of such default, require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) shall have no further liability for the money delivered to the Trustee.

SECTION 2.6 Securityholder Lists.

The Trustee shall preserve in as current a form as reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.7 Transfer and Exchange.

The Securities shall be transferable only upon the surrender of a Security to the Registrar for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code are met (and the Registrar shall be entitled to assume such requirements have been met unless it receives written notice to the contrary) and, if so required by the Trustee or the Company, if the Security presented is accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Company, duly executed by the registered owner or by his or her attorney duly authorized in writing, in which case, the Registrar shall deliver, to or at the direction of such registered owner, one or more new Securities of the same Series, of any authorized denominations and of a like aggregate principal amount. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of the same Series and of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request as provided in an authentication order delivered to the Trustee by the Company. The Depository shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only (a) in accordance with this Indenture and the Securities represented by such Global Security and (b) through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

No service charge to any Holder shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 2.11, 8.5 or 9.6).

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest (subject to the record date provisions thereof) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Notwithstanding any other provisions of this Section 2.7, unless and until it is exchanged in whole or in part for Securities of any Series in definitive registered form, a Global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Each Depository appointed pursuant to this Section 2.7 must, at the time of its appointment and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Company will execute, and the Trustee will authenticate and deliver upon a written order of the Company, Securities in definitive registered form without coupons in any authorized denominations representing Securities of a Series in exchange for such Global Security or Securities of such Series upon the events described in Section 2.14(b).

The Company may at any time and in its sole discretion determine that the Securities of a Series shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee will authenticate and deliver upon a written order of the Company, Securities of such Series in definitive registered form without coupons in any authorized denominations representing such Securities in exchange for such Global Security or Securities.

Upon the exchange of a Global Security for Securities in definitive registered form without coupons pursuant to either of the two preceding paragraphs, in authorized denominations, such Global Security shall be cancelled by the Trustee. The Depository shall provide to the Trustee and the Company information with respect to the participants and their holdings pursuant to instructions from its direct or indirect participants or otherwise. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

No holder of a beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Security.

The Company shall not be required (A) to issue, register the transfer of or exchange any Securities of a Series during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption of any such Securities subject to redemption under Section 9.3 and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.8 Replacement Securities.

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and the Holder furnishes to the Company and the Trustee evidence to their satisfaction of such loss, destruction or wrongful taking, the Company shall, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, issue and the Trustee shall authenticate a replacement Security of the same Series if the requirements of Section 8-405 of the Uniform Commercial Code are met (and the Registrar shall be entitled to assume such requirements have been met unless it receives written notice to the contrary) and if there is delivered to the Company and the Trustee security or indemnity to save each of them harmless, satisfactory to the Company and the Trustee. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Every replacement Security of each Series is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.9 Outstanding Securities.

The Securities of each Series outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.8 and those described in this Section as not outstanding.

If a Security is replaced or paid pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced or paid Security is held by a bona fide purchaser.

If all the principal and interest on any Securities of any Series are considered paid under Section 3.1, the Securities of such Series cease to be outstanding under this Indenture and interest on the Securities of such Series shall cease to accrue.

If the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) holds in accordance with this Indenture on a maturity or redemption date money sufficient to pay all principal and interest due on that date with respect to Securities of any Series then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue (unless there shall be a default in such payment).

Subject to Section 2.10, a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security.

SECTION 2.10 Determination of Holders’ Action.

In determining whether the Holders of the required principal amount of any Series of Securities have concurred in any direction, amendment, waiver or consent, Securities owned by or pledged to the Company, any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned or pledged will be so disregarded. Promptly after the Company or any Affiliate thereof acquires or disposes of any Securities (or beneficial interests therein), it will so notify the Trustee.

SECTION 2.11 Temporary Securities.

Until definitive Securities of any Series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such Series. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon the written order of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities of any Series shall be entitled to the same rights, benefits and privileges as definitive Securities of such Series.

SECTION 2.12 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation, and shall notify the Company upon written request that such Securities have been cancelled. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on the Securities of any Series, it shall pay Defaulted Interest, plus any interest payable on the Defaulted Interest to the extent permitted by law, in any lawful manner. It may pay the Defaulted Interest to the Persons who are Securityholders on a subsequent special record date which date shall be at least one Business Day prior to the payment date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the request and expense of the Company) shall deliver to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.

SECTION 2.14 Global Securities.

(a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository registered as a clearing agency under the Exchange Act within 90 days of such event, (ii) an Event of Default with respect to the Securities of such Series has occurred and is continuing or (iii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14(b), unless and until it is exchanged in whole or in part for Securities of any Series in definitive registered form a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

(c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.”

(d) Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.1, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.14(e), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

(g) Liability. For avoidance of doubt, neither the Company nor the Trustee shall have any liability for any actions of the Depository.

SECTION 2.15 CUSIP Numbers.

The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Company and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Securities.

The Company shall pay the principal of and interest on the Securities of each Series on the dates and in the manner provided in such Securities. The Company shall pay interest on overdue principal at the rate borne by or provided for in such Securities; it shall pay interest on overdue installments of interest at the rate borne by or provided for in such Securities to the extent lawful. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) has received from or on behalf of the Company money sufficient to pay all principal and interest then due in accordance with Section 2.5.

SECTION 3.2 Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2. The Company initially appoints the Trustee as its agency for the foregoing purposes.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 3.3 Compliance Certificate.

The Company shall, within 120 days after the close of each fiscal year in which Securities are outstanding hereunder, file with the Trustee an Officers’ Certificate, provided that one Officer executing the same shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of Securities hereunder to the end of the fiscal year in which the Securities were first issued hereunder, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of each such executing Officer, the Company has complied with and performed and fulfilled all covenants on its part contained in this Indenture and is not in Default in the performance or observance of any of the terms or provisions contained in this Indenture, and, if any such signer has obtained knowledge of any Default by the Company in the performance, observance or fulfillment of any such covenant, term or provision specifying each such Default and the nature thereof. For the purpose of this Section 3.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 3.4 SEC Reports.

The Company shall, to the extent required by TIA Section 314(a), file with the Trustee, within 15 days after the filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that the delivery of materials to the Trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR (or such successor system) (it being understood that delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein and the Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor)) or, or if the Company is not required to file information, documents or reports pursuant to Section 13 or 15(d) of the Exchange Act, then the Company will file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 3.5 Additional Amounts.

If the Securities of a Series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that Series of Securities and at least 10 days prior to each date of payment of principal of or interest on the Securities of that Series if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of the Securities of that Series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such Paying Agent the additional amounts required to be paid by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any interest or any other amounts on, or in respect of, any Security of any Series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such Series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

If the Company determines that it is, or on the next Interest Payment Date would be, required to pay an additional amount with respect to a Series of Securities, such Series shall be redeemable, at the option of the Company, at any time in whole but not in part, at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Company for redemption and all additional amounts, if any, then due and which will become due on such Redemption Date as a result of the redemption or otherwise, in accordance with the procedures for redemption contained in Article IX hereof; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment (or withholding, if a payment in respect of such Series were then due). Prior to the delivery or, where relevant, publication of any notice of redemption of such Series pursuant to the foregoing, the Company will deliver to the Trustee an Opinion of Counsel of recognized international standing to the effect that the circumstances requiring the payment of an additional amount with respect to such Series exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent to the redemption, in which event it shall be conclusive and binding on the Holders.

SECTION 3.6 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.7 Corporate Existence.

Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Securityholders.

SECTION 3.8 OFAC Covenants.

(a) The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers will knowingly use any payments made pursuant to this Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

ARTICLE IV

CONSOLIDATION, MERGER, SALE AND LEASE

SECTION 4.1 Merger and Consolidation of Company.

The Company shall not in a single transaction or through a series of related transactions consolidate with or merge with or into or, directly or indirectly, sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, unless:

(a) either (i) the Company shall be the continuing Person, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, conveyed, transferred, disposed of or leased as aforesaid (the “Successor Corporation”) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee all the obligations of the Company under this Indenture and each outstanding Series of Securities;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Company or the Successor Company shall have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and, as to legal matters, an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, conveyance, transfer, disposition or lease and such supplemental indenture, if any, comply with the applicable provisions of this Indenture, that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental indenture is the legal, valid and binding obligation of the Successor Company enforceable in accordance with its terms.

Notwithstanding the foregoing paragraph (b), the Company or any Subsidiary may consolidate with or merge into the Company or any Subsidiary and no violation of this Section shall be deemed to have occurred as a consequence thereof, as long as the requirements of paragraphs (a) and (c) are satisfied in connection therewith.

SECTION 4.2 Successor Substituted.

(a) Upon any such consolidation or merger, or any sale, assignment, conveyance, transfer, disposition or lease of all or substantially all of the properties or assets of the Company in accordance with Section 4.1, the Successor Corporation shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture and each Series of Securities with the same effect as if such Successor Corporation had originally been named herein, and the Company shall (except in the case of a lease) thereupon be released from all obligations hereunder and under each Series of Securities and the Company, as the predecessor corporation, may thereupon or at any time thereafter be dissolved, wound up or liquidated.

(b) In the case of any consolidation, merger or sale, assignment, conveyance, transfer, disposition or lease described in Section 4.2(a) above, such changes in form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE V

DEFAULTS AND REMEDIES

SECTION 5.1 Events of Default.

An “Event of Default” means, with respect to any Series of Securities, any of the following events:

(a) default in the payment of interest on any Security of such Series when the same becomes due and payable, and such default continues for a period of 30 days;

(b) default in the payment of the principal of any Security of such Series when the same becomes due and payable at maturity or otherwise, including a default in the making of any sinking fund payment or analogous obligation on the Securities of such Series;

(c) material default in performance of any other covenants or agreements in the Securities of such Series or this Indenture and the default continues for 90 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Securities of such Series then outstanding hereunder;

(d) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) admits in writing its inability to generally pay its debts as such debts become due;

or takes any comparable action under any foreign laws relating to insolvency; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case;

(ii) appoints a Custodian of the Company or for all or substantially all of its property; or

(iii) orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Any notice of Default given by the Trustee or Securityholders under this Section must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Subject to the provisions of Section 6.1 and 6.2, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof (as described in Section 6.2(n)) shall have been given to the Trustee in accordance with Section 10.2 by the Company, the Paying Agent, any Holder or an agent of any Holder and such notice complies with Section 6.2(n).

SECTION 5.2 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (d) and (e) of Section 5.1 with respect to the Company) occurs and is continuing with respect to the Securities of any Series, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of such Series by notice to the Company and the Trustee, may declare the principal amount of, any premium and any accrued and unpaid interest on all the Securities of such Series to be due and payable. Upon such declaration the principal, any such premium and any such accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in clause (d) or (e) of Section 5.1 with respect to the Company occurs, the principal of, any premium and any accrued and unpaid interest on all the outstanding Securities of each Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. At any time after a declaration of acceleration but before any judgment or decree for payment of money has been obtained, if all existing Events of Default with respect to such Series have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration), the acceleration and its consequences in respect of a Series of Securities shall be automatically annulled and rescinded. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.3 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the relevant Securities or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.4 Waiver of Past Defaults.

The Holders of more than 50% of the principal amount of the outstanding Securities of a Series by notice to the Trustee may on behalf of the Holders of all Securities of such Series waive an existing Default and its consequences with respect to such Series, except (a) a Default in the payment of the principal of, any premium on or any interest on any Security of such Series or (b) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each affected Securityholder of such Series; provided, however, that the Holders of more than 50% of the principal amount of the then outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.5 Control by Majority.

The Holders of more than 50% of the principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders of such Series, or would involve the Trustee in personal liability; provided, that the Trustee shall have no affirmative duty to ascertain whether or not any actions or forbearances are unduly prejudicial to the rights of such other Securityholders, and provided further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 5.6 Limitation on Suits.

A Securityholder of a Series may pursue a remedy with respect to this Indenture or the Securities of such Series only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that Series;

(b) the Holders of at least 25% in principal amount of the Securities of such Series make a written request to the Trustee of such Series to pursue the remedy;

(c) such Holder or Holders offer to the Trustee of such Series security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee of such Series does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and

(e) the Holders of more than 50% of the principal amount of the Securities of such Series do not give the Trustee of such Series a direction inconsistent with the request during such 60-day period,

it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein) (it being understood that the Trustee shall have no obligation to determine whether any such action or inaction would unduly prejudice the rights of another Holder). For the protection and enforcement of this Section 5,6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.7 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.8 Collection Suit by Trustee.

If an Event of Default specified in Section 5.1(a) or (b) occurs and is continuing with respect to a Security, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on such Security for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

SECTION 5.9 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents and take such other actions including participating as a member or otherwise in any committees of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the amounts provided in Section 6.7) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7. To the extent that the payment of any such amount due to the Trustee under Section 6.7 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10 Priorities.

If the Trustee collects any money or other consideration pursuant to this Article, it shall pay out the money or other consideration in the following order:

First: to the Trustee and its agents and attorneys for amounts due under Section 6.7;

Second: to Securityholders for amounts due and unpaid on the Securities of the relevant Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such Series for principal and interest, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders of such Series pursuant to this Section. Promptly after any record date is set pursuant to this Section 5.10, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Securityholder of such Series.

SECTION 5.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

SECTION 5.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.13 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

ARTICLE VI

TRUSTEE

SECTION 6.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required or permitted to be delivered by the terms of this Indenture to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such opinions or certificates).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders as provided in this Indenture.

(iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee, in its capacity as Trustee and Registrar and Paying Agent, shall not be liable to the Company, the Securityholders or any other Person for interest on any money received by it, including, but not limited to, money with respect to principal of or interest on the Securities of any Series, except as the Trustee may agree with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.2 Rights of Trustee.

(a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate, an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel. Unless otherwise specifically provided in this Indenture, any demand, request, direction, instruction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or any other paper or document.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m) Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from Securityholders of such Series satisfactory to it against all risk, losses and expenses caused by taking or not taking such action. Subject to Section 6.1, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Securityholders pursuant to this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred in compliance with such request or direction.

(n) The Trustee will have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article III. In addition, the Trustee will not be deemed to have knowledge of an Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee will have received at its Corporate Trust Office written notification of a default that is in fact a Default or Event of Default, and such notice references the Securities and this Indenture. Delivery of reports, information and documents to the Trustee under Article III other than Section 3.3 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(o) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such

Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 6.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

SECTION 6.4 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any Series, it shall not be accountable for the Company’s use of the proceeds from the Securities of any Series, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any recital or statement in this Indenture or the Securities of any Series other than its authentication.

SECTION 6.5 Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee as provided in Section 6.2(n), the Trustee shall mail to Securityholders of the affected Series a notice of the Default or Event of Default within 90 days after a Responsible Officer of the Trustee has actual knowledge of the occurrence thereof. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of the affected Series.

SECTION 6.6 Reports by Trustee to Holders.

Within 60 days after the May 15 following the first issuance of Securities hereunder, and for so long as Securities are outstanding hereunder, the Trustee shall deliver to Securityholders a brief report dated as of such date that complies with TIA Section 313(a) if required by that Section. The Trustee also shall comply with TIA Section 313(b)(2).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange or securities association on which Securities are listed or quoted. The Company shall promptly notify the Trustee in writing when Securities are listed or quoted on any stock exchange or securities association and of any delisting thereof.

SECTION 6.7 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable and documented compensation and out-of-pocket disbursements and expenses of the Trustee’s agents, counsel and other professionals.

The Company shall indemnify the Trustee and its officers, directors, employees and agents (and any predecessor Trustee and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability, damage or expense, including reasonable and documented attorneys’ fees, disbursements and expenses, incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.7) and defending itself against any claim (regardless of whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will promptly notify the Company of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity, but failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Trustee may have one separate counsel and the Company shall pay the reasonable and documented fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed.

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee as determined by a court of final decision to have been caused by the Trustee’s own negligence or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of any Series.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company’s obligations under this Section 6.7 and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations pursuant to Article VII of this Indenture and the termination of this Indenture.

SECTION 6.8 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign at any time with respect to any Series of Securities by so notifying the Company upon 30 days’ written notice. Provided that no Event of Default has occurred and is continuing, the Company may remove the Trustee with respect to any Series of Securities at any time by so notifying the Trustee of such Series of Securities upon 30 days’ written notice. The Holders of more than 50% of the principal amount of the Securities of any Series may, upon 30 days’ written notice to the Trustee, remove the Trustee as Trustee with respect to that Series of Securities by so notifying the Trustee and the Company. In addition, the Company, by notice to such Trustee, shall remove the Trustee if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or public officer takes charge of such Trustee or its property; or

(d) such Trustee becomes incapable of acting.

If the Trustee resigns or is removed or becomes incapable of acting or if a vacancy exists in the office of Trustee for any reason with respect to one or more Series of Securities, the Company by Board Resolution shall promptly appoint a successor Trustee or Trustees with respect to such Series of Securities (it being understood that any such successor Trustee may be appointed with respect to one or more or all Series of Securities and at any time there shall be only one Trustee with respect to any particular Series of Securities). Within one year after the successor Trustee of a Series of Securities takes office, the Holders of more than 50% of the principal amount of such Securities of the affected Series may appoint a successor Trustee of such Series to replace the successor Trustee of such Series appointed by the Company.

If a successor Trustee for a particular Series of Securities does not take office within 45 days after the retiring Trustee of such Series resigns or is removed, the retiring Trustee of such Series, the Company or the Holders of more than 50% of the principal amount of the Securities of the affected Series may, at the expense of the Company (in the case of a petition by the retiring Trustee of such Series or the Company), petition any court of competent jurisdiction for the appointment of a successor Trustee for such Series.

If the Trustee for a particular Series of Securities fails to comply with Section 6.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee of such Series and the appointment of a successor Trustee of such Series. The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series by providing written notice of such event to all Holders of Securities of such Series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such Series and the address of its corporate trust office.

A successor Trustee of all Securities shall execute, acknowledge and deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and such successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of its charges hereunder and subject to the Lien provided for in Section 6.7.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further action, shall become vested with all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, upon payment of its charges hereunder and subject to the Lien provided for in Section 6.7.

Upon reasonable request of any such successor Trustee and at the Company’s expense, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the two preceding paragraphs, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

The retiring Trustee shall have no liability whatsoever for any action or omission on the part of any successor Trustee. For the avoidance of doubt, notwithstanding replacement of the Trustee or Trustees pursuant to this Section 6.8, the obligations of the Company under Section 6.7 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 6.9 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10 Eligibility; Disqualification; Conflicting Interests.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second-to-last paragraph of TIA Section 310(b). If the Trustee has or shall acquire any conflicting interest, with respect to the Securities of a Series, it shall within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that Series in the manner prescribed in the TIA.

SECTION 6.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), except with respect to any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.

ARTICLE VII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 7.1 Discharge of Liability on Securities.

If (i) the Company delivers to the Trustee all outstanding Securities of a Series (other than Securities replaced or paid pursuant to Section 2.8 or Securities for whose payment money has theretofore been deposited in trust by the Company with the Trustee or a Paying Agent and thereafter repaid to the Company as provided in the second sentence of Section 7.6) for cancellation or (ii) all outstanding Securities of such Series have become due and payable and the Company irrevocably deposits with the Trustee as trust funds solely for the benefit of the Holders for that purpose funds sufficient to pay at maturity or on redemption the principal of and all accrued interest on all outstanding Securities of such Series (other than Securities replaced or paid pursuant to Section 2.8 or Securities for whose payment money has heretofore been deposited in trust by the Company with the Trustee or Paying Agent and thereafter repaid to the Company as provided in the second sentence of Section 7.6), and if in either case the Company pays all other sums payable hereunder by the Company with respect to such Series, then, subject to Sections 7.2 and 7.7, this Indenture shall cease to be of further effect with respect to such Series. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such Series on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

SECTION 7.2 Termination of Company’s Obligations.

Except as otherwise provided in this Section 7.2, the Company may terminate its obligations under the Securities of a Series and this Indenture with respect to such Series if:

(a) the Securities of such Series mature or are redeemable within one year,

(b) with reference to this Section 7.2, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders of such Series, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of such Holders, in and to, (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment referred to in this clause (b), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of any reinvestment of interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of, premium, if any, and accrued interest on the outstanding Securities of such Series when due in accordance with this Indenture and such Securities; provided that the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Series;

(c) no Default with respect to such Series shall have occurred and be continuing on the date of such deposit,

(d) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with;

provided that if the Securities of the Series are to be redeemed, either the Securities have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of the notice of redemption by the Trustee in the name, and at the expense, of the Company.

With respect to the foregoing, the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.12, 3.1, 3.2, 6.7, 6.8, 7.5, 7.6 and 7.7 shall survive until the Securities of such Series are no longer outstanding. Thereafter, only the Company’s obligations in Sections 6.7, 6.8, 7.6 and 7.7 shall survive. After any such irrevocable deposit and fulfillment of the other requirements of this Section 7.2, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities of such Series and this Indenture with respect to such Series except for those surviving obligations specified above.

SECTION 7.3 Defeasance and Discharge of Indenture.

Unless otherwise provided with respect to a Series of Securities in accordance with Section 2.1, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of such Series on the 91st day after the date of the deposit referred to in clause (a) hereof, and the provisions of this Indenture will no longer be in effect with respect to such Series, in each case subject to the antepenultimate paragraph of this Section 7.3, and the Trustee, at the reasonable request of and at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (1) rights of registration of transfer and exchange, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities of such Series, (3) rights of Holders of such Series to receive payments of principal thereof and interest thereon, (4) the Company’s obligations under Section 3.2, (5) the rights, obligations and immunities of the Trustee hereunder including, without limitation, those arising under Section 6.7 hereof, (6) the rights of the Holders of such Series as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them and (7) the rights, obligations and immunities which survive as provided in the antepenultimate paragraph of this Section 7.3; provided that the following conditions shall have been satisfied:

(a) with reference to this Section 7.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders of such Series, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of such Holders, in and to, (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of any reinvestment of interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of, premium, if any, and interest on the outstanding Securities of such Series when due in accordance with this Indenture and such Securities; provided that the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Series;

(b) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default with respect to such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date of deposit;

(d) the Company shall have delivered to the Trustee (i) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.3 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (2) an Opinion of Counsel (who may not be an employee of the Company) to the same effect as the ruling described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (ii) an Opinion of Counsel to the effect that after the passage of 91 days (or such longer period as may be required by applicable law) following the deposit (except, with respect to any trust funds for the account of any Holder of such Series who may be deemed to be an “insider” for purposes of Title 11 of the United States Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3 have been complied with.

Notwithstanding the foregoing clause (a), prior to the end of the 91-day period (or longer period, if applicable) referred to in clause (d)(ii)(2) above, none of the Company’s obligations under this Indenture with respect to such Series shall be discharged. Subsequent to the end of such 91-day period (or longer period, if applicable) with respect to this Section 7.3, the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.12, 3.1, 3.2, 6.7, 6.8, 7.6 and 7.7 shall survive with respect to such Series until the Series is no longer outstanding. Thereafter, only the Company’s obligations in Sections 6.7, 7.6 and 7.7 shall survive with respect to such Series. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (d)(i) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 3.1, then the Company’s obligations under such Section 3.1 with respect to such Series shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3.

After any such irrevocable deposit and the fulfillment of the other requirements of this Section 7.3, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities of such Series and this Indenture with respect to such Series except for those surviving obligations in the immediately preceding paragraph.

Before or after a deposit pursuant to this Section, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article IX.

SECTION 7.4 Defeasance of Certain Obligations.

If so provided with respect to a Series of Securities in accordance with Section 2.1, the Company may omit to comply with any term, provision or condition set forth in any covenant established with respect to such Series pursuant to Section 2.1(i), and clause (c) of Section 5.1 with respect to any such covenant shall be deemed not to be an Event of Default, in each case with respect to the outstanding Securities of such Series, if:

(a) with reference to this Section 7.4, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders of such Series, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of such Holders, in and to, (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of any reinvestment of interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of, premium, if any, and interest on the outstanding Securities of such Series when due in accordance with this Indenture and such Securities; provided that the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Series;

(b) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default with respect to such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date of deposit;

(d) the Company has delivered to the Trustee an Opinion of Counsel who is not employed by the Company to the effect that (i) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.4 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and (ii) after the passage of 91 days (or such longer period as may be required by applicable law) following the deposit (except, with respect to any trust funds for the account of any Holder of such series who may be deemed to be an “insider” for purposes of Title 11 of the United States Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.4 have been complied with.

After any such irrevocable deposit and the fulfillment of the other requirements of this Section 7.4, the Trustee upon request shall acknowledge in writing the discharge of such of the Company’s obligations under the Securities of such Series and this Indenture with respect to such Series as the Company may omit to comply with pursuant to this Section 7.4.

Before or after a deposit pursuant to this Section, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article IX.

SECTION 7.5 Application of Trust Money.

Subject to Section 7.7 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.1, 7.2, 7.3 or 7.4 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the relevant Series. The Trustee shall be under no obligation to invest such money or U.S. Government Obligations and in no event shall the Trustee have any liability for, or in respect of, any such investment made.

SECTION 7.6 Repayment to Company.

Subject to Sections 6.7, 7.1, 7.2, 7.3 and 7.4 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or U.S. Government Obligations held by them at any time pursuant to this Article, which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so provided), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VII, and thereupon shall be relieved from all liability with respect to such money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them (whether pursuant to this Article or otherwise) for the payment of principal or interest of any Series that remains unclaimed for two years; provided that the Company shall if requested by the Trustee or the Paying Agent, give the Trustee or such Paying Agent indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such payment. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 7.7 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.1, 7.2, 7.3 or 7.4 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.1, 7.2, 7.3 or 7.4 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.1, 7.2, 7.3 or 7.4 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of or interest on any Series of Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Series to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 7.8 Deposited Money and U.S. Government Obligations to be Held in Trust: Miscellaneous Provisions.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 7.9 Terms and Conditions of Defeasance Subject to Section 2.1.

The terms and conditions of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.8 are each subject to any modifications thereof effected pursuant to paragraph (o) of the second paragraph of Section 2.1.

ARTICLE VIII

AMENDMENTS AND SUPPLEMENTS

SECTION 8.1 Without Consent of Holders.

The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture as it relates to any one or more Series of Securities or enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) with respect to any one or more Series of Securities without notice to or the consent of any Securityholder of such Series for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article IV;

(c) to provide for uncertificated Securities of such Series in addition to certificated Securities of such Series; provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that such uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(d) to add additional guarantees with respect to such Series or to secure such Series;

(e) to add to the covenants of the Company for the benefit of the Holders of such Series or to surrender any right or power herein conferred upon the Company;

(f) to comply with the requirements of the SEC in connection with qualification of the Indenture under the TIA;

(g) to make any change that does not adversely affect the rights of any Securityholder of such Series; including, without limitation, changing any payment record dates as necessary to conform to then-current market practice;

(h) to provide for the issuance of and establish the form and terms and conditions of Securities of any series as permitted by this Indenture; or

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities or one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

After an amendment or supplement under this Section becomes effective, the Company shall deliver to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.2 With Consent of Holders.

The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture with respect to any one or more Series of Securities with the written consent, as to each such Series, of the Holders of more than 50% of the principal amount of the outstanding Securities of such Series. However, with respect to a Series of Securities, without the consent of each affected Securityholder of such Series, an amendment or supplement under this Section may not:

(a) reduce the percentage of the aggregate principal amount of Securities the Holders of which must consent to an amendment or supplement or waiver;

(b) reduce the rate of or change the time for payment of interest on any Security;

(c) reduce the principal of or change the Stated Maturity of any Security;

(d) modify any redemption or repurchase right to the detriment of a Holder;

(e) make any Security payable in currency or consideration other than that stated in the Security; or

(f) make any change in Section 5.4, Section 5.7 or this second sentence of this Section 8.2.

An amendment or supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

Except as set forth in the first paragraph of this Section 8.2, the Holders of more than 50% of the principal amount of the outstanding Securities of any Series may, on behalf of the Holders of all Securities of that Series, waive the Company’s compliance with the provisions of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplement under this Section becomes effective, the Company shall deliver to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.3 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.4 Revocation and Effect of Consents.

Until an amendment, supplement or waiver under this Article becomes effective, a consent to it by a Holder of any Security is a continuing consent by the Holder and every subsequent Holder of Securities of that Series or portion thereof that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Company and the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment or supplement becomes effective, it shall bind every Securityholder of the affected Series.

SECTION 8.5 Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee may require the Holders of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Securities of such Series regarding the changed terms and return it to the Holders. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Securities of such Series shall issue and the Trustee shall authenticate new Securities of such Series that reflect the changed terms. Failure to make the appropriate notation or to issue new Securities of such Series shall not affect the validity of such amendment.

SECTION 8.6 Trustee To Sign Amendments.

The Trustee shall sign any supplemental indenture which sets forth an amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or otherwise. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and complies with the provisions hereof, that such supplemental indenture is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and, with respect to an amendment or supplement pursuant to Section 8.2, evidence of the consents of Holders required in connection therewith.

SECTION 8.7 Fixing of Record Dates.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. If a record date is fixed, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date; provided that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of outstanding Securities prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

ARTICLE IX

REDEMPTION

SECTION 9.1 Applicability of Article.

Securities of any Series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1) in accordance with this Article.

SECTION 9.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem Securities of any Series shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such Series to be redeemed. In the case of any redemption of such Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) that is subject to compliance with any conditions provided for in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or conditions.

SECTION 9.3 Selection of Securities to be Redeemed.

If less than all the Securities of the Series are to be redeemed, (i) if the Securities are in the form of Global Securities, the particular Securities to be redeemed shall be selected in accordance with the procedures of the Depository, and (ii) otherwise, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the outstanding Securities of such Series not previously called for redemption, by such method as the Trustee and the Company shall deem appropriate and which may provide for the selection for redemption of portions (equal to authorized denominations for Securities of that Series) of the principal amount of Securities of such Series.

If the Securities are not in the form of Global Securities, the Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 9.4 Notice of Redemption.

Notice of redemption shall be given by electronic transmission or first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s registered address.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP and, if applicable, ISIN and Common Code numbers) and shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the outstanding Securities of such Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(f) that the redemption is for a sinking fund, if such is the case, and

(g) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

Notice of redemption of Securities of any Series to be redeemed at the election of the Company shall be given by the Company or, upon the Company’s written request not less than 15 days prior to the Redemption Date (or such shorter period as is agreed to by the Trustee), by the Trustee in the name and at the expense of the Company. The notice if sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by electronic transmission or mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 9.5 Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on all Securities to be redeemed on that date.

SECTION 9.6 Securities Redeemed in Part.

If the Securities are not in the form of Global Securities, any Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same Series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 9.7 Effect of Notice of Redemption.

Once notice of redemption is sent or published as provided in Section 9.4, Securities of a Series called for redemption become due and payable on the Redemption Date and at the Redemption Price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to the Redemption Date.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA Sections 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control.

SECTION 10.2 Notices.

Any notice or communication shall be in writing and delivered in person, mailed by first-class mail (certified, return receipt requested), or transmitted via facsimile or by electronic communication in PDF format, addressed as follows:

if to the Company:

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, NY 10036

Attention: General Counsel

Telephone: (646) 536-2842

if to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: Corporate Trust Administration

Email: Beata.Harvin@bnymellon.com

The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Securityholder) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by electronic transmission; provided that any notice to the Trustee under this Indenture shall be deemed given only when received by the Trustee at the address specified in this Section 10.2.

Any notice or communication to a Securityholder shall be mailed by first-class mail to the Securityholder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Securityholder of an interest in a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee), according to the applicable procedures of such Depository, if any, prescribed for the giving of such notice.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3 Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.5 Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture other than certificates provided pursuant to Section 3.3 shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.6 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7 Legal Holidays.

Unless otherwise provided by a Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the regular record date shall not be affected.

SECTION 10.8 No Recourse Against Others.

All liability of the Company described in the Securities insofar as it relates to any director, officer, employee or stockholder, as such, of the Company is waived and released by each Securityholder. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 10.9 Counterparts

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. The word “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by Electronic Means.

SECTION 10.10 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTES ARISING UNDER OR RELATED TO THIS INDENTURE AND THE SECURITIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE STATUTE OF LIMITATIONS THEREOF). EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, each of the Company and the Trustee hereby irrevocably submits to the jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture, any Securities or the transactions contemplated by hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum, and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Each of the Company and the Trustee agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company or the Trustee, as applicable, and may be enforced in any courts to the jurisdiction of which the Company or the Trustee, as applicable, is subject by a suit upon such judgment, provided, that service of process is effected upon the Company or the Trustee, as applicable, in the manner specified herein or as otherwise permitted by law.

SECTION 10.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.12 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.13 Severability.

In case any provision, or part of any provision, in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.14 Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.15 Calculation of Foreign Currency Amounts.

The calculation of the U.S. dollar equivalent amount for any amount denominated in a foreign currency shall be the noon buying rate in the City of New York as certified by the Federal Reserve Bank of New York on the date on which such determination is required to be made or, if such day is not a day on which such rate is published, the rate most recently published prior to such day. The Company will make all currency calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee, the Paying Agent and the Registrar (as applicable), and each of the Trustee, the Paying Agent and the Registrar is entitled to rely conclusively upon the accuracy of the Company’s calculations without any duty to confirm or verify the calculations or other facts stated therein.

SECTION 10.17 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Matthew Breitman
Name: Matthew Breitman
Title: Senior Vice President, General Counsel Americas & Corporate Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

[Signature Page – Indenture]

EXHIBIT A

THIS SECURITY IS ISSUED IN GLOBAL FORM AND REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR A NOMINEE THEREOF. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE INDENTURE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

A-1